EXHIBIT 21
LAKES ENTERTAINMENT, INC.
LIST OF SUBSIDIARIES
1. Grand Casinos of Louisiana, LLC — Tunica-Biloxi
2. Grand Media & Electronics Distributing, Inc.
3. Great Lakes Gaming of Michigan, LLC
4. Lakes Jamul, Inc.
5. Lakes Jamul Development, LLC
6. Lakes Kean Argovitz Resorts — California, LLC
7. Lakes Shingle Springs, Inc.
8. Lakes KAR — Shingle Springs, LLC
9. Lakes Gaming & Resorts, LLC
10. Lakes Game Development, LLC
11. Lakes Nipmuc, LLC
12. Lakes Cloverdale, LLC
13. Borders Land Company, LLC
13. Lakes Poker Tour, LLC
15. Lakes Kickapoo Consulting, LLC
16. Lakes Kickapoo Management, LLC
17. Lakes Iowa Consulting, LLC
18. Lakes Iowa Management, LLC
19. Lakes Pawnee Consulting, LLC
20. Lakes Pawnee Management, LLC
21. Lakes Gaming Mississippi, LLC
22. Lakes Gaming of Louisiana, LLC
24. RFC Acquisition Co.
25. Grand Casinos Washington, Inc.
26. Grand Casinos Nevada 1, Inc.
27. Mille Lacs Gaming, LLC
28. Grand Casinos Pechanga, Inc.
29. Lakes California Land Development, Inc.
30. Mille Lacs Gaming, LLP
31. WPT Enterprises, Inc.
32. Metroplex-Lakes, LLC